UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2025
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Suite 101, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
In its Current Report on Form 8-K dated June 27, 2025, Krispy Kreme Inc. (the “Company”) reported that it had appointed Raphael Duvivier to serve as its Chief Financial Officer, effective July 11, 2025.
On July 1, 2025, the Remuneration and Nomination Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) determined that in his new position, Mr. Duvivier (i) will receive an annual base salary of $700,000, (ii) will be eligible to participate in the Company’s annual cash bonus program with a target bonus opportunity equal to eighty percent (80%) of his base salary and a maximum bonus opportunity equal to 200% of his target bonus, and (iii) will be eligible to participate in the Company’s annual long-term incentive program (“LTI Plan”) at a target level of $750,000 for fiscal year 2026, subject to the terms of the LTI Plan and the applicable award agreement. Mr. Duvivier’s annual grant under the LTI Plan in 2026 will be delivered 50% in restricted stock units (“RSUs”) and 50% in performance stock units (“PSUs”). The RSUs will vest 100% on the third anniversary of the grant date. The PSUs will vest at the end of a three-year performance period, subject to the achievement of applicable performance goals.
In addition, Mr. Duvivier will receive a one-time award of RSUs under the LTI Plan at a market value of $150,000 and vesting 100% on the third anniversary of the grant date. He will also be provided relocation assistance and related allowances.
(e)
On July 1, 2025, the Committee approved retention grants for Joshua Charlesworth, Chief Executive Officer, Mr. Duvivier, and Theresa Zandhuis, Chief People Officer, in an amount equal to approximately 1.4 times their target annual LTI Plan grant values, or approximately $1,000,000, $750,000, and $600,000, respectively. These grants will be delivered in the form of stock options, RSUs, and PSUs as follows: stock options (350,000, 300,000 and 200,000 options, respectively) that will have a six-year term and vest in three years; RSUs (175,000, 150,000, and 100,000 RSUs, respectively) that will vest on the second anniversary of the date of grant; and PSUs (175,500, 150,000, and 100,000 PSUs, respectively) that will vest based on goals established in early 2026 for the 2026 – 2028 performance period, subject to the achievement of applicable performance goals.
In addition, the Committee approved a cash bonus opportunity for the second half of 2025 in which the Chief Executive Officer, Chief Financial Officer, Chief People Officer, other executive officers, and other annual bonus-eligible employees are eligible to participate whereby eligible employees would receive the higher of the payout under the previously approved cash bonus program or the payout of the newly approved target based on performance measures of EBITDA and Free Cash Flow with an opportunity of 50% of target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME, INC.

Dated: July 7, 2025

By:    /s/ Joshua Charlesworth

Name:	Joshua Charlesworth
Title:	Chief Executive Officer